                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NABISCO HOLDINGS CORP.
                (Name of Registrant as Specified in Its Charter)

                             NABISCO HOLDINGS CORP.
                   (Name of Person(s) Filing Proxy Statement)

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/X/        No fee required.
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           identify the filing for which the offsetting fee was paid previously. Identify the previous
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                                     [LOGO]
                             NABISCO HOLDINGS CORP.
                                 7 CAMPUS DRIVE
                             PARSIPPANY, NEW JERSEY
                                   07054-0311

                                                                  March 26, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Nabisco Holdings Corp. The meeting will be held at 10:30 a.m. (local time) on Tuesday, May 4, 1999 at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801.

    Please note that attendance at the Annual Meeting will be limited to stockholders (or their authorized representatives) as of March 19, 1999, the record date, and to guests of the company. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting. If your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker. Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

    Please give these proxy materials careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                                         [LOGO]

                                          STEVEN F. GOLDSTONE
                                          Chairman

                 IMPORTANT: YOUR PROXY CARD IS ENCLOSED IN THE
            ADDRESS WINDOW OF THE ENVELOPE CONTAINING THIS MATERIAL

                                     [LOGO]

                             NABISCO HOLDINGS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1999

To the Stockholders:

    The Annual Meeting of Stockholders of Nabisco Holdings Corp., a Delaware corporation (the "Company"), will be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801 at 10:30 a.m. (local time) on Tuesday, May 4, 1999 for the following purposes:

        1. To elect six Directors to serve until the 2000 annual meeting of stockholders and until their respective successors are duly elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1999 fiscal year; and

        3. To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

    Only holders of record of the Company's Class A Common Stock and Class B Common Stock as of the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders may be examined for any purpose germane to the meeting during the ten-day period preceding the meeting at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801.

                                          JAMES A. KIRKMAN III
                                          Executive Vice President and Secretary

Parsippany, New Jersey
March 26, 1999

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN,
         DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                             NABISCO HOLDINGS CORP.
                                 7 Campus Drive
                             Parsippany, New Jersey
                                   07054-0311

                                PROXY STATEMENT

    This Proxy Statement and enclosed form of proxy are being furnished commencing on or about March 26, 1999 in connection with the solicitation by the Board of Directors (the "Board") of Nabisco Holdings Corp., a Delaware corporation (the "Company"), of proxies in the enclosed form for use at the annual meeting of stockholders (the "Annual Meeting") to be held on May 4, 1999 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors--Information Concerning the Nominees," FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1999 fiscal year and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments or postponements thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Annual Meeting and voting in person.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

    Only holders of record of the Company's voting securities as of the close of business on March 19, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the following shares of voting securities were outstanding:
51,525,119 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 213,250,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").

    Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") vote as a single class on all matters properly brought before the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock are entitled to one (1) vote and ten (10) votes per share, respectively. The presence of the holders of a majority in voting power of the Common Stock, represented at the meeting in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("Broker Non-Votes"). The six nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a Broker Non-Vote will have no effect on the outcome of the voting.

    Securities and Exchange Commission (the "SEC") rules generally require that an annual report precede or accompany proxy materials. However, if you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize the Company to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

                        ITEM 1 -- ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

    At the upcoming Annual Meeting, a board of six Directors will be elected to hold office until the next Annual Meeting of stockholders and until their successors have been elected and qualified. Directors are elected by a plurality of the votes cast. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent Directors of the Company and its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco") and all of them were elected to their present terms by the stockholders in April 1998.

    Background information about the Board's nominees for election is set forth below. See "Security Ownership of Management" for information about the nominees' holdings of equity securities issued by the Company and its affiliates.

                                                YEAR
                                                FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                                AGE        ELECTED                          AND OTHER INFORMATION
------------------------------  -----------  -----------  ------------------------------------------------------------------
Herman Cain...................          53         1995   Chairman of Godfather's Pizza, Inc. since 1988; Chief Executive
                                                          Officer of Godfather's Pizza from 1988 to December 1996. Chief
                                                          Executive Officer and President of National Restaurant Association
                                                          since December 1996. Member of the Boards of SUPERVALU, INC.,
                                                          UtiliCorp United and Whirlpool Corporation.

John T. Chain, Jr.............          64         1994   Chairman of Thomas Group, Inc., since May 1998; President of
                                                          Quarterdeck Equity Partners, Inc., an investor in the defense industry, since December 1996; Special Assistant to the Chairman of Burlington Northern Santa Fe Corporation from November 1995 to
                                                          March 1996; Executive Vice President of Burlington Northern from
                                                          1991 to November 1995. For more than five years prior thereto,
                                                          General (Commander-in-Chief, Strategic Air Command) in the United
                                                          States Air Force. Member of the Boards of RJR Nabisco Holdings
                                                          Corp. ("RJRN Holdings"), RJR Nabisco, Inc. ("RJRN"), Northrop
                                                          Grumman Corporation and Thomas Group, Inc.

Steven F. Goldstone...........          53         1996   Chairman of the Company and Nabisco since January 1998; Chairman of RJRN Holdings and RJRN since May 1996; Chief Executive Officer of RJRN Holdings and RJRN since December 1995; President of RJRN
                                                          Holdings and RJRN since October 1995; General Counsel of RJRN
                                                          Holdings and RJRN from March to December 1995. Partner with the law firm of Davis Polk & Wardwell until October 1995 and for more than five years prior thereto.

David B. Jenkins..............          68         1995   Director of J. Sainsbury International from January 1994 to
                                                          September 1995; Chairman and Chief Executive Officer of Shaw's
                                                          Supermarkets, Inc. from 1982 to December 1993. Member of the
                                                          Boards of Citizens Capital, Inc. and Relationship Marketing Group.

                                                YEAR
                                                FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                                AGE        ELECTED                          AND OTHER INFORMATION
------------------------------  -----------  -----------  ------------------------------------------------------------------
James M. Kilts................          51         1998   President and Chief Executive Officer of the Company and Nabisco
                                                          since January 1998; Executive Vice President, Worldwide Food, of
                                                          Philip Morris Companies from January 1994 to March 1997; President of Kraft USA from 1989 to 1994. Member of the Board of May
                                                          Department Stores Company.

Kay Koplovitz.................          53         1995   Chief Executive Officer of Koplovitz and Company since June 1998;
                                                          Founder, Chairman and Chief Executive Officer of USA Networks
                                                          since its establishment in 1977 until June 1998. Member of the
                                                          Boards of Liz Claiborne, Inc. and Oracle Corp.

    The Board recommends that the stockholders vote FOR the election of each nominee for Director named above.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board met six times during the 1998 fiscal year. During 1998, all then incumbent Directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

    The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not have a nominating committee; its customary functions are performed by the entire Board.

    AUDIT COMMITTEE. The Audit Committee reviews the adequacy of the Company's internal system of accounting controls, confers with the independent auditors and the internal auditors concerning their examination of the books and records of the Company and its subsidiaries, reviews actions taken to ensure compliance with the Company's Code of Conduct, recommends to the Board the appointment of independent auditors and considers other appropriate matters regarding the financial affairs of the Company and its subsidiaries. The Audit Committee, whose current members are Mr. Cain and Mr. Jenkins, held four meetings during the 1998 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to employee benefits, incentives and compensation. The Compensation Committee, whose current members are General Chain and Ms. Koplovitz, met five times during the 1998 fiscal year.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 19, 1999, regarding the beneficial ownership of (i) Class A Common Stock and (ii) common stock, par value $.01 per share, of RJRN Holdings ("RJRN Common Stock"), by each director of the Company, by each of the five most highly compensated executive officers of the Company during the last fiscal year and by all directors and executive officers of the Company as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of the Company or any of its parents or subsidiaries and have sole voting investment power for all securities for which they are shown as beneficial owner.

                                            NUMBER OF SHARES                   NUMBER OF SHARES
                                               OF CLASS A                           OF RJRN
                                              COMMON STOCK       PERCENT OF      COMMON STOCK       PERCENT OF
                                              BENEFICIALLY        CLASS A        BENEFICIALLY          RJRN
NAME OF BENEFICIAL OWNER                          OWNED         COMMON STOCK         OWNED         COMMON STOCK
------------------------------------------  -----------------  --------------  -----------------  --------------
                                                (1)(2)(3)           (1)             (1)(4)
Herman Cain(2)............................        9,100              *                 0                *
John T. Chain, Jr.(2)(4)..................       10,100              *              13,333              *
Douglas R. Conant(2)(4)...................       125,903             *                361               *
Elizabeth R. Culligan(4)..................         227               *               2,264              *
Steven F. Goldstone(2)(4)(5)..............       214,981             *             1,160,308          0.36%
James E. Healey(4)........................        2,000              *                65                *
David B. Jenkins(2).......................       10,700              *                 0                *
James M. Kilts(3)(4)(6)...................        1,000              *              82,565              *
Kay Koplovitz(2)(3).......................        9,200              *                 0                *
Richard H. Lenny(4).......................        1,220              *                54                *
All Directors and Officers as a
  Group(2)(3)(4)..........................      1,065,701          0.21%           1,313,039          0.40%

------------------------

*   Less than 0.1%

1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such persons or persons has the right to acquire within 60 days is deemed to be outstanding, but it is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2) The number of shares of Class A Common Stock beneficially owned includes shares subject to currently exercisable options in the following amounts;
    (i) 9,100 shares for each of General Chain and Messrs. Cain and Jenkins and 9,200 shares for Ms. Koplovitz; (ii) 124,852 shares for Mr. Conant; (iii) 200,000 shares for Mr. Goldstone; and (iv) 1,039,991 shares for all directors and executive officers as a group.

3) The number of shares of Class A Common Stock beneficially owned does not include units issued in the following amounts; (i) 4,994 to Ms. Koplovitz;
    (ii) 50,000 units to Mr. Kilts; (iii) 22,000 units for Mr. Conant; (iv) 12,500 units for Ms. Culligan; (v) 10,000 units for Mr. Lenny and (vi) 133,994 units to all directors and executive officers as a group. The units issued to Ms. Koplovitz are common stock equivalents and were received as deferred compensation. The units issued to the officers are equivalents to restricted stock grants and were received as deferred equity incentives.

4) The number of shares of RJRN Common Stock beneficially owned includes shares subject to currently exercisable options in the following amounts; (i) 11,333 shares for General Chain; (ii) 943,600 shares for Mr. Goldstone;
    (iii) 82,500 shares for Mr. Kilts and (iv) 1,075,233 shares for all directors and executive officers as a group. The number of shares of RJRN Common Stock beneficially owned also includes 178, 65, 361, 65, 54, 129 and 4,610 shares issuable on conversion of ESOP Convertible Preferred Stock issued by RJRN Holdings and owned by Messrs. Goldstone, Kilts, Conant, Healey, Lenny, Ms. Culligan and all directors and executive officers as a group, respectively. The number of shares of RJRN Common Stock beneficially owned does not include the following deferred units, which are common stock equivalents received as equity incentives or as deferred and other compensation: 3,382 units for General Chain.

5) Mr. Goldstone's beneficial ownership reflects 14,981 shares of Class A Common Stock purchased by him on May 15, 1996. Mr. Goldstone is also the holder of options to purchase 460,000 shares of Class A Common Stock, of which 200,000 options will vest within the next 60 days.

6) In addition to the 50,000 restricted stock units referred to in footnote 3, Mr. Kilts is the holder of 415,000 options to purchase Class A Common Stock which are not exercisable and 250,000 options to purchase RJRN Common Stock of which 82,500 are exercisable.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock and other equity securities of the Company with the SEC and The New York Stock Exchange, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on a review of the copies of the forms that it has received, and on written representations from certain reporting persons that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all of these filing requirements in 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information, as of March 19, 1999, regarding the beneficial ownership of persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The information was obtained from Company records and information supplied by the stockholders, including information on Schedule 13G. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                      NUMBER OF SHARES
                                           NAME AND ADDRESS                             BENEFICIALLY       PERCENT
TITLE OF CLASS                            OF BENEFICIAL OWNER                               OWNED         OF CLASS
-----------------  -----------------------------------------------------------------  -----------------  -----------
Class B            RJR Nabisco Holdings Corp.                                             213,250,000           100%
Common Stock       RJR Nabisco, Inc.(1)
                   1301 Avenue of the Americas
                   New York, New York 10019-6013

------------------------

(1) RJRN Holdings and RJRN, its wholly-owned subsidiary, are the beneficial owners of all 213,250,000 outstanding shares of Class B Common Stock, which account for approximately 80.5% of the economic interest in the Company and 97.6% of the combined voting power of its outstanding Common Stock. Because each of these shares is immediately convertible into a share of Class A Common Stock at the option of the holder, RJRN Holdings and RJRN are also deemed to be the beneficial owners of the same number of shares of Class A Common Stock. Upon such conversion, these shares would account for 80.5% of the economic interest in the Company and 80.5% of the voting power of the outstanding Common Stock. Together, RJRN Holdings and RJRN share voting and investment power over these shares. See "Relationship and Transactions with RJR Nabisco Holdings Corp. and RJR Nabisco, Inc." below for certain recent developments.

         ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors for the fiscal year ending December 31, 1999 and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee, which is comprised of Directors who are not employees of the Company or its subsidiaries.

    A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

    The Board considers Deloitte & Touche to be well qualified and recommends that the stockholders vote FOR ratification of its appointment as independent auditors of the Company for the upcoming fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following pages describe the components of the total compensation of the five most highly compensated executive officers (as defined under SEC rules) of the Company at the end of the last completed fiscal year. The principal components of such individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. The bonus amounts represent amounts that the Compensation Committee and the Board approved for each named individual based on Company performance for the applicable year. The long-term compensation shown in the Summary Compensation Table was provided under the Company's 1994 Long-Term Incentive Plan (the "Nabisco LTIP") and, in some cases, under RJRN Holdings' 1990 Long-Term Incentive Plan (the "RJRN LTIP") as described below. Also described below is the future compensation such individuals may receive under RJRN's retirement plans or, following termination of employment under certain circumstances, under individual employment agreements.

SUMMARY COMPENSATION TABLE

    The following table presents certain specific information regarding the compensation of the five most highly compensated executive officers of the Company.

                           ANNUAL COMPENSATION TABLE

                                                                                                 LONG-TERM COMPENSATION
                                                                                          -------------------------------------
                                                            ANNUAL COMPENSATION                         SECURITIES
                                                   -------------------------------------  RESTRICTED    UNDERLYING    LONG- TERM
                                                    AGGREGATE              OTHER ANNUAL      STOCK        OPTIONS     INCENTIVE
                                          YEAR     BASE SALARY    BONUS    COMPENSATION     AWARDS        AWARDED      PAYOUTS
NAME & PRINCIPAL POSITION                  (1)         ($)       (2)($)       (3)($)        (4)($)        (#)(5)         ($)
--------------------------------------  ---------  -----------  ---------  -------------  -----------  -------------  ---------
James M. Kilts........................       1998   $ 900,000   $ 765,000   $   132,832   $ 2,396,875     415,000(7)  $       0
  President & CEO                                                                                         250,000(8)

Richard H. Lenny......................       1998     380,048     335,000        54,905       448,750      60,000(7)          0
  President, Nabisco Biscuit Company

Douglas R. Conant.....................       1998     345,833     239,000        54,441        18,435      60,000(7)          0
  President, USFG                            1997     325,000      82,000        53,768             0      65,000(7)    632,000
                                             1996     285,000     234,000       136,309       860,750      75,000(7)    149,118

James E. Healey.......................       1998     325,000     220,000        55,301             0      45,000(7)          0
  Executive Vice President                   1997     189,583     111,000        30,788             0      55,000(7)          0
  & Chief Financial Officer

Elizabeth R. Culligan.................       1998     295,378     216,000        79,045         2,634      25,000(7)          0
  President, Nabisco International           1997     255,000     109,000        47,391        21,479      18,000(7)          0
                                             1996      83,333      64,000        10,532       489,063      20,000(7)          0


                                          ALL OTHER
                                        COMPENSATION
NAME & PRINCIPAL POSITION                  (6)($)
--------------------------------------  -------------
James M. Kilts........................    $  49,435
  President & CEO
Richard H. Lenny......................      160,625
  President, Nabisco Biscuit Company
Douglas R. Conant.....................       12,835
  President, USFG                            16,770
                                             14,760
James E. Healey.......................        8,019
  Executive Vice President                   51,188
  & Chief Financial Officer
Elizabeth R. Culligan.................        8,861
  President, Nabisco International           20,150
                                             75,000

------------------------------

(1) Mr. Kilts and Mr. Lenny were not executive officers of the Company prior to 1998. Mr. Healey was not an executive officer of the Company prior to 1997.

(2) The 1998 bonus amount shown in the table for Mr. Kilts reflects annual cash bonus payments that were based on Company performance during 1998. The amount for Mr. Kilts also reflects adjustments made by the Committee to the applicable financial results. The bonus amounts shown for the other named executive officers were based on a combination of financial objectives and individual performance objectives. The amount shown in the table for Ms. Culligan for 1998 also includes a special incentive payment of $20,000 paid in January 1998, for accomplishments in her prior position.

(3) The 1998 amounts shown in the table for Mr. Kilts, Mr. Lenny, Mr. Conant, Mr. Healey and Ms. Culligan include amounts attributable to their participation in the Company's executive perquisite program, which provides each of them with supplemental insurance, a leased automobile and an annual allowance ($54,750 for Mr. Kilts, $42,425 for Mr. Lenny, $40,000 for Mr. Conant, $40,000 for Mr. Healey, and $38,069 for Ms. Culligan), which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid in cash. The supplemental insurance consists of medical, dental, business travel accident, and, to the extent elected, life, spousal life, automobile and personal liability insurance. The amount shown in the table for Mr. Kilts for 1998 also includes certain income tax liabilities related to his life insurance policy, which liabilities were reimbursed by the Company to Mr. Kilts. The amounts shown in the table for Mr. Kilts and Ms. Culligan also include amounts attributable to the Company's reimbursement of certain country club initiation fees ($37,363 for Mr. Kilts and $25,000 for Ms. Culligan).

(4) The 1998 amounts shown in the table for Messrs. Kilts and Lenny represent restricted stock grants made in respect of the 1998 fiscal year under the Nabisco LTIP. The 1998 amount shown in the table for Mr. Conant represents a portion of his 1998 annual bonus that was paid to him in 1999 in the form of approximately 415.435 restricted stock units that are scheduled to vest on December 31, 2000. The 1998 and 1997 amounts shown in the table for Ms. Culligan represent portions of her 1998 and 1997 bonuses that were paid to her in 1999 and 1998, respectively, in the form of approximately 59.348 restricted stock units that are scheduled to vest on December 31, 2000 and approximately 488.157 restricted stock units that are scheduled to vest on December 31, 1999 for the 1998 and 1997 grants, respectively. In 1996, certain of the named executive officers were granted restricted stock units that vest five years from the date of grant and are payable in cash based on the price of Class A Common Stock on November 15, 2001. As of December 31, 1998, the value of the number of shares of Class A Common Stock equal to the number of units held by the named executive officers are as follows: Mr. Kilts (50,000 units), $2,396,900; Mr. Lenny (10,000 units), $448,750; Mr.
    Conant (22,415.435 units), $930,241; and Ms. Culligan (13,047.505 units),
    $541,471. Dividend equivalents are paid on the grant in the same manner as dividends are paid on Class A Common Stock.

(5) The grants shown in the table reflect the number of shares subject to options to purchase Class A Common Stock granted to the named executive officers, except that the grants shown for Mr. Kilts for 1998 also includes an option to purchase 250,000 shares of RJRN Holdings Common Stock granted to Mr. Kilts under the RJRN LTIP.

(6) The amounts shown in the table reflect company contributions made on behalf of the named individuals under RJRN's qualified and non-qualified defined contribution plans. The following is a breakout of the 1998 amounts:

                                                                                       COMPANY
                                                             COMPANY MATCHING       CONTRIBUTION
                                                               CONTRIBUTION        (NON-QUALIFIED
NAME                                                         (QUALIFIED PLAN)           PLAN)
----------------------------------------------------------  -------------------  -------------------
James M. Kilts............................................       $   4,800            $  24,525
Richard H. Lenny..........................................           4,024                6,601
Douglas R. Conant.........................................           4,800                8,035
James E. Healey...........................................           4,800                3,219
Elizabeth R. Culligan.....................................           4,800                4,061

     The amount shown in the table for Mr. Kilts for 1998 also includes $20,110, which was the 1998 premium for certain Company paid insurance policies. The amount shown in the table for Mr. Lenny for 1998 also includes a $150,000 special employment/ sign-on bonus paid by the Company to replace benefits from his former employer which he forfeited upon his employment with the Company.

(7) Denominated in shares of Nabisco Class A Common Stock.

(8) Denominated in shares of RJRN Holdings Common Stock.

LONG-TERM INCENTIVE COMPENSATION

    The Company seeks to insure that a significant portion of executives' compensation is tied to the price performance of Class A Common Stock and to quantifiable measures of the Company's operational performance. The regular long-term incentive grant for 1998 for all of the named participating executive officers was made in the form of options to purchase Class A Common Stock.

    The following table identifies the grants of stock options made to the named executive officers in 1998 under the Nabisco LTIP, and, in the case of Mr. Kilts, under the RJRN LTIP. All of the stock options identified on the following table have exercise prices equal to the per-share fair market value of the covered securities on the date of grant.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                           INDIVIDUAL       PERCENT OF
                                          GRANTS NUMBER    TOTAL OPTIONS
                                          OF SECURITIES     GRANTED TO
                                           UNDERLYING        EMPLOYEES       EXERCISE                   GRANT DATE
                                         OPTIONS GRANTED  IN FISCAL YEAR       PRICE      EXPIRATION   PRESENT VALUE
NAME                                         (#)(1)           (%)(2)         ($/SHARE)       DATE         ($)(3)
---------------------------------------  ---------------  ---------------  -------------  -----------  -------------
Mr. Kilts..............................      250,000(4)           8.85%      $  47.938       1/02/08    $ 3,972,500
                                             165,000(4)           5.84%         45.063       2/05/08      2,463,450
                                             250,000(5)          39.18%         37.375       1/02/08      1,862,500
Mr. Lenny..............................       60,000(4)           2.12%         44.875       2/09/08        892,200
Mr. Conant.............................       60,000(4)           2.12%         45.063       2/05/08        895,800
Mr. Healey.............................       45,000(4)           1.59%         45.063       2/05/08        671,850
Ms. Culligan...........................       25,000(4)            .88%         45.063       2/05/08        373,250

------------------------

(1) The Nabisco stock options vest over three years in accordance with the following schedule: 33% on each of the first and second January 1 following the date of grant and 34% on the third January 1 following the date of grant. The Nabisco stock options are not exercisable until the third anniversary of the date of grant. The RJRN stock options vest over three years in accordance with the following schedule: 33% on each of the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant. The RJRN stock options are exercisable after each installment. The stock options have terms of 10 years from the date of grant, subject to earlier cancellation in certain circumstances.

(2) The percentages shown in this column represent the percentage of all options to purchase Class A Common Stock granted in 1998 under the Nabisco LTIP except for the grant to Mr. Kilts of options to purchase 250,000 shares of RJRN Holdings Common Stock.

(3) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model using the following assumptions:
    (i) for options on Nabisco Class A Common Stock, stock price volatility of .2588, dividend yield of 1.62%; a 7 year term and an interest rate of 5.46%; and (ii) for options on RJRN Holdings Common Stock, stock price volatility of .3116, dividend yield of 6.08%, a 7 year term and an interest rate of 5.46%.

(4) Denominated in shares of Nabisco Class A Common Stock.

(5) Denominated in shares of RJRN Holdings Common Stock.

    The following table provides information relating to the number and value of shares of Class A Common Stock and RJRN Holdings Common Stock subject to options held by the named executive officers as of December 31, 1998. There were no stock option exercises during 1998 by any of the named individuals.

             AGGREGATED OPTION VALUES AT FISCAL YEAR-END (12/31/98)

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED,
                                                                    OPTIONS HELD AT           IN-THE-MONEY OPTIONS
                                                                     FY-END (#)(1)           HELD AT FY-END ($)(2)
                                                               --------------------------  --------------------------
NAME                                                TYPE(3)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------------------------  -----------  -----------  -------------  -----------  -------------
Mr. Kilts.......................................      NA                0        415,000    $       0    $         0
                                                      RN                0        250,000            0              0
Mr. Lenny.......................................      NA                0         60,000            0              0
Mr. Conant......................................      NA           74,852        200,000    1,021,411        911,250
Mr. Healey......................................      NA                0        100,000            0        158,125
Ms. Culligan....................................      NA                0         63,000            0        251,000

------------------------

(1) Some of the unexercisable stock options are vested.

(2) Calculated based on the excess of the fair market value on December 31, 1998 of Nabisco Class A Common Stock ($41.50) or RJR Nabisco Class A Common Stock ($29.6875), as appropriate, over the option exercise price.

(3) NA refers to Nabisco Class A Common Stock; RN refers to RJRN Holdings Common Stock.

                                RETIREMENT PLANS

    The named executive officers participate in noncontributory defined benefit retirement plans maintained by RJRN or its subsidiaries (the "Retirement Plans"). Retirement benefits for Messrs. Kilts, Lenny, Conant and Healey and Ms. Culligan are determined under a noncontributory qualified defined benefit plan maintained by RJRN that has no Social Security offset. Mr. Kilts' employment agreement provides him with a minimum annual pension equal to $200,000 (payable as a single life annuity beginning at age 60) if he completes five years of service or if he is involuntarily terminated prior thereto. In the event that Mr. Kilts' benefits under the Retirement Plans are less than the minimum pension, Mr. Kilts will receive a supplemental pension from the Company. The following table shows the estimated annual benefits payable under the plan. The retirement benefits shown are based on retirement at age 65 and the payment of a single-life annuity to the participant.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                                                     YEARS OF SERVICE
                                                                        ------------------------------------------
 AVERAGE FINAL COMPENSATION                                                10         15         20         25
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
$ 400,000.............................................................     68,411     94,171    117,756    137,160
  500,000.............................................................     85,810    118,094    147,660    171,958
  600,000.............................................................    103,208    142,017    177,564    206,755
  800,000.............................................................    138,006    189,864    237,373    276,351
 1,000,000............................................................    172,804    237,711    297,181    345,946
 1,200,000............................................................    207,602    285,558    356,990    415,542
 1,400,000............................................................    242,399    333,405    416,799    485,137
 1,600,000............................................................    277,197    381,252    476,607    554,733
 1,800,000............................................................    311,995    429,099    536,416    624,328
 2,000,000............................................................    346,793    476,946    596,224    693,924

    For Plan purposes, compensation includes base salary, annual bonus (in the year earned) and certain other payments. "Average Final Compensation" under the plan is determined by considering the 36 consecutive months that yield the highest average annual compensation during the participant's last 60 months of service. If the participant has fewer than 36 months of service, all months are considered. Average Final Compensation as of December 31, 1998 was: for Mr. Kilts, $1,665,000; for Mr. Lenny, $800,636; for Mr. Conant, $507,500; for Mr. Healey, $523,797; and for Ms. Culligan, $406,926. The estimated years of credited service (rounded to the nearest year) at age 65 were for Mr. Kilts, 15; for Mr. Lenny, 19; for Mr. Conant, 24; for Mr. Healey, 9; and for Ms. Culligan, 19.

    AGREEMENTS WITH CERTAIN OFFICERS

    On November 20, 1997, the Company and Holdings entered into an employment agreement with Mr. Kilts pursuant to which Mr. Kilts agreed to serve as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company and Holdings, all as of January 1, 1998. Pursuant to the employment agreement, Mr. Kilts is entitled to receive an annual base salary of at least $900,000 per year and is eligible for an annual target bonus opportunity of at least 85% of his base salary for the relevant year. Upon his completion of five years of active service (or earlier involuntary termination of employment), Mr. Kilts is entitled to a minimum annual pension of $200,000 (payable as a single life annuity beginning at age 60). Under the employment agreement, the Company also provides Mr. Kilts with life insurance, on a tax-reimbursed basis, with a face amount of $1 million and will provide Mr. Kilts with retiree medical coverage (with minimum of 10 years credited service) upon his retirement or after age 55.

    The employment agreement provides that if Mr. Kilts' employment is terminated without "cause" or if Mr. Kilts terminates his employment for "good reason," then he will receive two times his annual salary and annual target bonus opportunity payable over three years and continued benefits for the same period during which time is obligated to provide certain consulting services to the Company. If the termination is following a change of control of the Company (as defined in the employment agreement), the compensation will be paid in a discounted lump-sum based on three times his annual salary and target bonus opportunity as in effect immediately prior to such termination or, if higher, immediately prior to the change of control. "Cause" includes criminal dishonesty, misconduct materially damaging to the Company, Holdings or RJRN, or deliberate and continuing willful refusal by Mr. Kilts to perform his duties. "Good reason" includes a reduction in Mr. Kilts' responsibilities, a reduction in his salary and annual target bonus opportunity, relocation, or a change of control or divestiture of the Company following which the Chairman of the Company is anyone other than the Chairman of Holdings. If a "parachute" excise tax is imposed on any payments to Mr. Kilts, he will be entitled to tax reimbursement payments.

    Nabisco has also entered into employment agreements with Messrs. Lenny, Conant and Healey and Ms. Culligan which, in each case, provides that if the executive's employment is involuntarily terminated other than for "cause" or if the executive terminates his employment for "good reason", he or she will receive two years base salary plus bonus, payable over three years, and benefit continuation for three years. "Cause" includes criminal dishonesty, deliberate misconduct, and deliberate and continual refusal to perform employment duties or to act in accordance with instructions of the Board. "Good reason" includes a substantial reduction in the executive's responsibilities, a more than 20% reduction in the executive's salary and annual bonus opportunity or relocation. Compensation continuance is based on the highest annual rate of salary in effect during the twelve months immediately prior to termination and the current target incentive award opportunity for the calendar year in which employment terminates.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Company or RJRN Holdings or any of their subsidiaries ("Outside Directors") receive an annual retainer fee of $50,000 per year, plus meeting attendance fees of $1,250 per meeting. In addition, directors who are committee members receive committee attendance fees of $1,250 per committee meeting and committee chairmen receive a $5,000 retainer per year. The Company provides Outside Directors with life insurance having a death benefit of $100,000, participation in charitable giving programs (pursuant to which directors with at least three years of service may direct that up to $1 million be contributed to eligible charitable institutions following the director's death) and supplemental insurance programs. Each Outside Director receives an initial stock option grant pursuant to a stock option plan to purchase 6,000 shares of Class A Common Stock. The options have an exercise price equal to the fair market value of Class A Common Stock on the date of grant. They cannot be exercised for at least six months following the date of grant but, thereafter, are exercisable for ten years from the date of grant. In addition, each Outside Director receives an annual grant of stock options pursuant to a formula set forth in the applicable plan, which is made on the date of the director's election or re-election to the Board of Directors. In 1998, each eligible director as of the April 1998 annual meeting received an annual stock option to purchase 900 shares of Class A Common Stock at an exercise price of $51.125 (the fair market price of Class A Common Stock on the date of grant). The annually granted stock options have a ten-year term, vest over three years (33% on the first and second anniversaries of the date of grant and 34% on the third anniversary) and may contain additional limitations on exercisablilty. No additional compensation is paid to directors who are employees of the Company or RJRN Holdings or its subsidiaries in their capacity as directors.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of General Chain and Ms. Koplovitz. There are no Compensation Committee interlocks or insider participation.

                               PERFORMANCE GRAPH
                             NABISCO HOLDINGS CORP.
        CUMULATIVE TOTAL RETURNS--NABISCO STOCK, S&P 500, S&P FOOD INDEX
                                  1/20/95=100

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NABISCO    S&P FOOD INDEX    S&P 500 INDEX
01/20/1995         100               100              100
Dec-95             135               129              136
Dec-96             164               153              167
Dec-97             207               219              222
Dec-98             181               236              286

------------------------

* Total returns assume $100 invested on January 20, 1995 in Class A Common Stock, the S&P 500 Index, and the S&P Food Index with reinvestment of dividends. Common Stock was first issued to the public under a registration statement which was effective January 19, 1995. January 20, 1995 was the first trading day for Class A Common Stock.

                         COMPENSATION COMMITTEE REPORT

    This report has been submitted to the stockholders by the Compensation Committee (the "Committee") of the Board of Directors and reflects the executive compensation policies and practices of the Company and its subsidiaries during 1998. The Committee is principally responsible for executive compensation and administers the Company's executive compensation programs and plans. The Committee reports regularly to the Board of Directors, and the Board is periodically asked to ratify certain Committee actions. During 1998, the Committee consisted of Directors who were not employees of the Company or any of its subsidiaries or RJRN Holdings or any of its subsidiaries, and who, therefore, were not eligible to participate in any of the Company's executive compensation programs or plans.

    EXECUTIVE COMPENSATION PRINCIPLES AND POLICIES

    In determining the amounts, composition, and terms and conditions of the compensation for executive officers of the Company, the Committee is guided by two principles: (1) compensation opportunities must enable the Company to attract and retain individuals with the high caliber of talent and skills which are critical to the Company's success and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of the Company's financial results from operations and stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

    Changes made to the Internal Revenue Code in 1993 limit the ability of publicly-traded companies to secure a tax deduction for certain compensation paid to certain individuals named in the summary compensation table. The Committee has taken actions to limit the impact of this provision of the tax law in the event that compensation paid to a named executive officer might otherwise not be deductible. The Committee will continue to seek ways to limit the impact of this provision; however, the Committee feels that the tax deduction limitation should not be permitted to compromise the Company's ability to attract and retain the executive talent required to compete successfully on a global basis. Accordingly, achieving the desired flexibility in the design and delivery of compensation may periodically result in some compensation that is not deductible for federal income tax purposes. For example, as discussed below (under "Annual Compensation"), Nabisco revised its annual operating objectives during 1998. The Committee modified Nabisco's incentive compensation objectives accordingly to ensure that compensation incentives support Nabisco's operating objectives, even though, as a result, the 1998 annual bonus payout for Mr. Kilts is subject to the deduction limitation.

    MAJOR COMPENSATION COMPONENTS

    The compensation program for executive officers is composed of annual compensation, long-term compensation and benefits. In determining appropriate compensation plans and levels, the Committee relies on independent outside consultants who provide surveys and other data regarding the compensation practices of other companies that are representative of the size and type of company with which the Company competes for executive talent. Accordingly, this is a broader and more diverse group of companies than those used for the peer company index in the Performance Graph mandated by the Securities and Exchange Commission which appears on page 12. The base salary and targeted incentive compensation levels of the comparator companies (without specific regard for the impact of performance on compensation actually earned) are used by the Committee in determining base salary and targeted incentive compensation levels of executive officers of the Company, as described below. In addition, in 1998 the Committee established an executive retention program designed to prevent depletion of the Company's executive talent pool. Under this program retention bonuses, based on base salary and targeted bonus, will be paid to participating executives who do not terminate their employment with the Company prior to July 1, 2001, for Mr. Healey, and prior to December 31, 2001 for Messrs. Conant and Lenny and Ms. Culligan. Mr. Kilts does not participate in this program.

    ANNUAL COMPENSATION

    The annual compensation for each of the named executive officers is composed of salary and an annual incentive opportunity. In general, salaries paid to executive officers reflect the median of competitive practices used by the Committee for comparison purposes. Annual compensation levels (salary plus target annual incentive award opportunity) are set to reflect the 75th percentile of the compensation practices of comparator companies. A senior executive receives an increase in salary only when the Committee determines that either a change in an individual's performance or responsibilities or market conditions warrants such an action. In 1998, Mr. Conant received a salary increase of $25,000.

    Each of the named executive officers has a target annual incentive award opportunity which is expressed as a percentage of his base salary and which is set, at target, to provide annual cash compensation at the 75th percentile of comparator companies. For each of the named executive officers other than Mr. Kilts, the actual bonus earned for 1998 and shown in the Summary Compensation Table was based principally on the attainment of financial performance objectives (described below) and partly on individual performance. The 1998 performance measures and objectives were based on the financial performance of the businesses for which the individual was responsible or performed services as determined using performance grids. Performance grids project an executive's annual bonus opportunity upon attainment of various financial performance targets. The measure of financial performance for the Company's Corporate employees (including Messrs. Kilts and Healey) was cash net income, sales and free cash flow. The financial performance measure for the Company's operating company employees (including Messrs. Conant, Lenny and Ms. Culligan) are operating company contributions, sales, accounts receivable days and inventory days. If the targeted financial performance is attained or exceeded, the award is supplemented with restricted stock units equal to 20% of the target award. The units, which do not vest for two years, are intended to provide a longer-term incentive to participants. Restricted stock units were earned by Mr. Conant and Ms. Culligan in connection with their 1998 bonus.

    In early 1998, in connection with the retention of Mr. Kilts as Chief Executive Officer, Nabisco engaged in a reassessment of its annual operating objectives. Performance grids for the Company and its operating companies were established in early 1998, subject to the results of the reassessment. When the reassessment was completed, performance grids for the Company's and Nabisco's headquarters employees (including Mr. Kilts) were revised to conform to Nabisco's revised annual operating objectives.

    LONG-TERM COMPENSATION

    The Committee relies on various forms of stock-based grants and multi-year incentive opportunities to motivate executives to maintain a longer term perspective. In 1998, long-term incentive grants to the named executive officers were in the form of stock options. In determining the size of the stock option grants, the Committee targets the 75th percentile of competitive stock option opportunities at comparator companies. In making stock option grants, the Committee does not take into account whether an executive has exercised or continues to hold previously granted stock options.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In connection with Mr. Kilts becoming President and Chief Executive Officer of the Company, the Committee established Mr. Kilts' annual base salary at $900,000 and target annual bonus opportunity of 85% of base salary. The Committee believes that this compensation level is necessary to maintain his compensation package at a competitive level commensurate with his skills and experience.

    As noted above, Mr. Kilts' annual bonus was based on the Company's cash net income, sales and free cash flow, determined pursuant to a performance schedule adopted by the Committee in early 1998 and revised in mid-1998. Although the Company's targeted performance goals were not achieved, the Committee awarded him 100% of his target award in recognition of his significant achievements, which enabled the

Company to regain its core business momentum with the opportunity to enhance the Company's future performance.

    In 1998, in connection with his employment with the Company, Mr. Kilts was granted a stock option to purchase 250,000 shares of Class A Common Stock with an exercise price of $47.938 (the market price of Class A Common Stock on the date of grant) and 250,000 shares of RJRN Holdings Common Stock with an exercise price of $37.375 (the market price of RJRN Holdings Common Stock on the date of grant). In accordance with the Company's practice of making annual stock option grants, Mr. Kilts was granted a stock option to purchase 165,000 shares of Class A Common Stock with an exercise price of $45.063, (the market price of Class A Common Stock on the date of grant). The size of Mr. Kilts' regular 1998 stock option grant was determined in accordance with the Committee's practice (referred to above) of targeting the 75th percentile of competitive stock option grants.

    SUMMARY

    The Committee believes that the Company's executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are encouraged to join and remain with the Company and perform in an exceptional manner. By ensuring that such persons are managing the Company's operations, the long-term interests of stockholders are best served. This focus on stockholder interests is reinforced by the heavy stock-based component in the executive compensation program. The actions taken by the Committee for 1998 were consistent with this focus and the principles outlined above.

                                          John T. Chain, Jr. (Chairman)
                                          Kay Koplovitz

                       RELATIONSHIP AND TRANSACTIONS WITH
                RJR NABISCO HOLDINGS CORP. AND RJR NABISCO, INC.

    RJRN, a wholly-owned subsidiary of RJRN Holdings, owns 100% of the outstanding Class B Common Stock, which represents approximately 80.5% of the economic interest in the Company and 97.6% of the combined voting power of all of the outstanding Common Stock.

    On March 9, 1999, RJRN Holdings announced that its board of directors had entered into a definitive agreement to sell its international tobacco business and had approved a plan to separate its domestic tobacco business from the Company's food business. Under the plan, the separation of the businesses will be accomplished through a tax-free spin-off to RJRN Holdings shareholders of shares in the domestic tobacco business.

    Upon completion of the spin-off, RJRN Holdings will continue to exist as a holding company, owning 80.6% of the Company, and will be renamed Nabisco Group Holdings. Nabisco Group Holdings and the Company will each continue to trade as separate companies on the New York Stock Exchange. The separation is subject to final board approval and is expected to occur following completion of the sale of RJRN Holdings' international tobacco business.

    The Company's relationship with RJRN Holdings and RJRN is governed by agreements entered into in connection with the initial public offering of Class A Common Stock completed on January 26, 1995, including a corporate services agreement, a corporate agreement and a tax-sharing agreement, all of which are described below. It is possible that the spin-off will require the amendment of these agreements, but the Company does not anticipate that these amendments will be material.

    SERVICES AGREEMENT. The Company and RJRN entered into an intercompany services and operating agreement (the "Services Agreement") with respect to various services provided by RJRN to the Company and by the Company to RJRN, including certain tax services, and the provision of certain facilities. The Services Agreement provides that such services are to be provided in exchange for service fees that do not exceed the fees that would be paid if such services were provided by an independent third party. Under the Services Agreement, the fees for services provided by the Company to RJRN during 1998 totaled approximately $2 million, exclusive of reimbursements at cost for payments made to third parties. The Company made no payments to RJRN for services performed in 1998 under the Services Agreement, other than reimbursements at cost for third-party fees and expenses.

    In addition, during 1998 RJRN continued coverage of the Company under RJRN's umbrella liability, property, casualty and fiduciary insurance policies. RJRN bills the Company for the portion of RJRN's premium cost with respect to such insurance that is attributable to coverage of the Company. The Company paid RJRN less than $1 million for its allocable portion of the premium cost and made most premium payments directly to the insurers. The Services Agreement permits either RJRN or the Company to terminate the Company's coverage under the RJRN policies at any time on 90 days' written notice.

    TAX SHARING AGREEMENT. The Company is included in RJRN Holdings' consolidated tax group and the Company's tax liability is included in the consolidated federal income tax liability of RJRN Holdings and its subsidiaries. The Company and RJRN Holdings entered into a tax-sharing agreement (the "Tax Agreement") pursuant to which the Company and RJRN Holdings make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company is determined as though the Company filed separate federal, foreign, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of RJRN Holdings arising from an audit or otherwise). The Company is reimbursed, however, for tax attributes, such as foreign tax credits and losses, if and when they are used on a consolidated basis. In general, any adjustments to the Company's tax liabilities for 1989 or earlier are the obligation of RJRN Holdings and any adjustments to the Company's tax liabilities for years after 1989 are the obligation of the Company. RJRN Holdings generally pays to the Company any tax refund actually received by RJRN Holdings and attributable to the Company for years after 1989.

    In determining the amount of tax-sharing payments, RJRN Holdings prepares a pro forma consolidated return for the Company that reflects the same positions and elections used by RJRN Holdings in preparing the returns for RJRN Holdings' consolidated group. RJRN Holdings continues to have all the rights of a common parent of a consolidated group, is the sole and exclusive agent for the Company in all matters relating to the income tax liability of the Company, has exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the Company.

    Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of its consolidated group. For benefit plan purposes, the Company and its subsidiaries are part of the RJRN Holdings controlled group, which includes RJRN Holdings and its other subsidiaries. Under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, each member of the controlled group is jointly and severally liable for the funding and termination liabilities of RJRN Holdings' and its subsidiaries' tax qualified defined benefit retirement plans as well as certain plan taxes. Consequently, the Company and its subsidiaries could be liable under such provisions in the event any such liability is incurred, and not discharged, by any other member of the RJRN Holdings consolidated or controlled group. Accordingly, each of the Company and RJRN Holdings has agreed to indemnify the other for their respective obligations under the Tax Agreement.

    CORPORATE AGREEMENT. The Company and RJRN are parties to a corporate agreement (the "Corporate Agreement") under which the Company has granted to RJRN (i) a continuing option, transferable to RJRN Holdings or any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of the Company (the "Stock Option") and (ii) certain registration rights.

    In 1998, the Company paid four quarterly dividends of $.175 on each outstanding share of Common Stock. RJRN received a total of approximately $149 million from these dividends, the amount representing its PRO RATA share.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary of the Company no later than December 5, 1999 at the Company's principal executive offices: Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054-0311.

                               OTHER INFORMATION

    In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone or telecopy. These individuals will receive no additional compensation for these solicitation services. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in forwarding this proxy statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's capital stock. The Company will bear all of the other costs of these solicitations.

    The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other matters should properly come before the Annual Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

    STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                                      NABISCO HOLDINGS CORP.

Parsippany, New Jersey
March 26, 1999

    If you have any questions or need assistance in voting your shares, please contact First Chicago Trust Company of New York at its toll free number:
1-800-519-3111.

                             NABISCO HOLDINGS CORP.

                   ANNUAL MEETING OF STOCKHOLDERS-MAY 4, 1999
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS


P

R The undersigned hereby constitutes and appoints Steven F. Goldstone, James M. Kilts and James A. Kirkman III, and each of them, his true and lawful agents
O and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Nabisco Holdings Corp.,
X to be held at the Hotel DuPont, 11th and Market Streets., Wilmington, Delaware, on Tuesday, May 4, 1999, at 10:30 A.M., and at adjournments or
Y postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote on all matters coming before said meeting.

Election of Directors. Nominees:                Change of Address

H. Cain, J.T. Chain, Jr., S.F. Goldstone,       --------------------------------
D.B. Jenkins, J.M. Kilts and K.Koplovitz.
                                                --------------------------------

                                                --------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                              FOLD AND DETACH HERE

                                                                            5185
    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

The Board of Directors recommends a vote for proposals 1 and 2.

                           FOR  WITHHELD                                        FOR   AGAINST  ABSTAIN
1.  Election of Directors                    2. Ratify the appointment of
                                                Deloitte & Touche as Independent
                                                Auditors.



For, except vote withheld from the following nominees(s):


---------------------------------------------------------



                    Will attend              Do not
                    annual meeting.          send Annual
                                             Report

                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                    ------------------------------------------------------------


                    ------------------------------------------------------------
                         Signature(s)                             Date


                              FOLD AND DETACH HERE

                             NABISCO HOLDINGS CORP.

                  ANNUAL MEETING OF STOCKHOLDERS--MAY 4, 1999
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

P The undersigned, having received the Notice of Annual meeting and Proxy Statement, hereby directs Vanguard Group, Custodian under the Nabisco/Life
R Savers Puerto Rico Capital Accumulation Plan ("NLSCAP") and Custodian for the Participants in the Savings and Investment Plan for Employees of R.J.
O Reynolds Tobacco Company in Puerto Rico ("PRSIP"), to vote in person or by proxy all shares of Common Stock of Nabisco Holdings Corp. allocated to any
X accounts of the undersigned under such Plans, and which the undersigned is entitled to instruct, in each case, on all matters which may come before
Y the 1999 Annual Meeting of Stockholders to be held at The Hotel DuPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 4, 1999, at 10:30 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instructs on all matters coming before said meeting.

     Election of Directors. Nominees:                 Change of Address

     H. Cain, J.T. Chain, Jr., S.F. Goldstone,        --------------------------
     D.B. Jenkins, J.M. Kilts and K. Koplovitz.
                                                      --------------------------

                                                      --------------------------

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT VANGUARD HOW TO VOTE YOUR SHARES.

                              FOLD AND DETACH HERE

                                                                        VANGUARD
--------------------------------------------------------------------------------
VANGUARD GROUP
100 VANGUARD BOULEVARD-M33
MALVERNE, PA 19355
--------------------------------------------------------------------------------
  DE TENER ALGUNA DUDA RELATIVO A ESTOS DOCUMENTOS FAVOR DE COMUNICARSE CON EL
                       DEPARTAMENTO DE RECURSOS HUMANOS.
--------------------------------------------------------------------------------

March 1999

To: Participants in the Nabisco/LifeSavers Puerto Rico Capital Accumulation Plan ("NLSCAP") Participants in the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico ("PRSIP")

As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to Instruct Vanguard in its capacity as Custodian of the above named plans how to vote shares of Common Stock allocated to your account. Enclosed are the following:

1.   Nabisco Holdings Corp. 1998 Annual Report.
2. Notice of Annual Meeting of Stockholders to be held on May 4, 1999 and the accompanying Proxy Statement.
3.   This Proxy/Voting Instruction Card (SEE REVERSE SIDE FOR VOTING) and
4.   A postage-paid return envelope.

The number and type of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 30, 1999. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which Instructions are received.

We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,

Vanguard Group
Custodian

Enclosures
                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                                                                            7503
    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                           FOR  WITHHELD                                        FOR   AGAINST  ABSTAIN
1.  Election of Directors                    2. Ratify the appointment of
                                                Deloitte & Touche as Independent
                                                Auditors.



For, except vote withheld from the following nominees(s):


---------------------------------------------------------



                                    Will attend annual meeting

                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                    ------------------------------------------------------------


                    ------------------------------------------------------------
                         Signature(s)                             Date


                              FOLD AND DETACH HERE

                             NABISCO HOLDINGS CORP.

                  ANNUAL MEETING OF STOCKHOLDERS--MAY 4, 1999
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

P The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby directs Wachovia Bank N.A., Trustee under the RJR
R Nabisco Capital Investment Plan ("CIP"), and Trustee under the Nabisco Employee Savings Plan ("ESP"), to vote in person or by proxy all shares of
O Common Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to
X instruct, in each case, on all matters which may come before the 1999 Annual meeting of Stockholders to be held at The Hotel DuPont, 11th and
Y Market Streets, Wilmington, Delaware, on Tuesday, May 4, 1999, at 10:30 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instruct on all matters coming before said meeting.

     Election of Directors. Nominees:              Change of Address

     H. Cain, J.T. Chain, Jr., S.P. Goldstone,     -----------------------------
     D.B. Jenkins, J.M. Kilts and K. Koplovitz.
                                                   -----------------------------

                                                   -----------------------------

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT WACHOVIA HOW TO VOTE YOUR SHARES.

                              FOLD AND DETACH HERE

                                                                        WACHOVIA
--------------------------------------------------------------------------------
EMPLOYEE BENEFIT TRUST SERVICES
301 NORTH MAIN STREET
WINSTON SALEM, NC 27150-3000

March 1999

To: Participants in the RJR Nabisco Capital Investment Plan ("CIP") Participants in the Nabisco Employee Savings Plan ("ESP")

As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to instruct Wachovia Bank, N.A. in its capacity as Trustee of the above named plans how to vote shares of Common Stock allocated to your account. Enclosed are the following:

1.   Nabisco Holdings Corp. 1998 Annual Report.
2. Notice of Annual Meeting of Stockholders to be held on May 4, 1999 and the accompanying Proxy Statement.
3.   This Proxy/Voting Instruction Card (SEE REVERSE SIDE FOR VOTING) and
4.   A postage-paid return envelope.

The number of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 30, 1999. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which instructions are received.

We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,

Wachovia Bank, N.A.
Trustee

Enclosures

                                                                            7017
    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                           FOR  WITHHELD                                        FOR   AGAINST  ABSTAIN
1.  Election of Directors                    2. Ratify the appointment of
                                                Deloitte & Touche as Independent
                                                Auditors.



For, except vote withheld from the following nominees(s):


---------------------------------------------------------



                                    Will attend annual meeting

                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                    ------------------------------------------------------------


                    ------------------------------------------------------------
                         Signature(s)                             Date


                              FOLD AND DETACH HERE